ex770.txt
Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:	Goldman Sachs All Cap Growth Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
Credit Suisse Securities Ltd
Names of Underwriting Syndicate Members:
Barclays Capital; Credit Suisse AG; Goldman Sachs & Co.;
Needham and Co. Inc.; William Blair & Co.
Name of Issuer:	ExamWorks Group Inc.
Date of First Offering:	10/27/2010
Dollar Amount Purchased:	74,288
Number of Shares or Par Value of Bonds Purchased:
4,643
Price Per Unit:	16.00
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*

Name of Fund:	Goldman Sachs Small/Mid Cap Growth Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
Credit Suisse Securities Ltd
Names of Underwriting Syndicate Members:
Barclays Capital; Credit Suisse AG; Goldman Sachs & Co.;
Needham and Co. Inc.; William Blair & Co.
Name of Issuer:	ExamWorks Group Inc.
Date of First Offering:	10/27/2010
Dollar Amount Purchased:	3,138,592
Number of Shares or Par Value of Bonds Purchased:
196,162
Price Per Unit:	16.00
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*

Name of Fund:	Goldman Sachs Small Cap Value Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
Merrill Lynch, Pierce, Fenner & Smith Inc.
Names of Underwriting Syndicate Members:
BMO Capital Markets; Goldman Sachs & Co.;
J.P. Morgan Securities Inc.; Merrill Lynch International;
Morgan Stanley & Co, Inc.; RBC Capital Markets;
William Blair & Co.
Name of Issuer:	The Fresh Market Inc.
Date of First Offering:	11/4/2010
Dollar Amount Purchased:	1,670,636
Number of Shares or Par Value of Bonds Purchased:
75,938
Price Per Unit:	22.00
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*

Name of Fund:	Goldman Sachs Growth and Income Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
J.P. Morgan; Castle Oak Securities, L.P.;
Loop Capital Markets
Names of Underwriting Syndicate Members:
Barclays Capital; CIBC World Markets Plc; Citibank, N.A.;
Goldman Sachs & Co.; J.P. Morgan Securities Inc.;
Lloyds Bank; Merrill Lynch International;
Morgan Stanley & Co, Inc.
Name of Issuer:	General Motors Co.
Date of First Offering:	11/18/2010
Dollar Amount Purchased:	4,107,807
Number of Shares or Par Value of Bonds Purchased:
124,479
Price Per Unit:	33.00
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*

Name of Fund:	Goldman Sachs Large Cap Value Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
J.P. Morgan; Castle Oak Securities, L.P.;
Loop Capital Markets
Names of Underwriting Syndicate Members:
Barclays Capital; CIBC World Markets Plc; Citibank, N.A.;
Goldman Sachs & Co.; J.P. Morgan Securities Inc.;
Lloyds Bank; Merrill Lynch International;
Morgan Stanley & Co, Inc.
Name of Issuer:	General Motors Co.
Date of First Offering:	11/18/2010
Dollar Amount Purchased:	12,750,111
Number of Shares or Par Value of Bonds Purchased:
386,367
Price Per Unit:	33.00
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*

Name of Fund:	Goldman Sachs Technology Tollkeeper Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
Piper Jaffray
Names of Underwriting Syndicate Members:
Allen & Co. Incorporated; Goldman, Sachs and Co.;
Pacific Crest Securities, Inc.; Piper Jaffray & Co.
Name of Issuer:	Youku.com Inc.
Date of First Offering:	12/8/2010
Dollar Amount Purchased:	366,707.19
Number of Shares or Par Value of Bonds Purchased:
28,649
Price Per Unit:	12.80
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*

Name of Fund:	Goldman Sachs All Cap Growth Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
Piper Jaffray
Names of Underwriting Syndicate Members:
Allen & Co. Incorporated; Goldman, Sachs and Co.;
Pacific Crest Securities, Inc.; Piper Jaffray & Co.
Name of Issuer:	Youku.com Inc.
Date of First Offering:	12/8/2010
Dollar Amount Purchased:	7,296
Number of Shares or Par Value of Bonds Purchased:
570
Price Per Unit:	12.80
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*

Name of Fund:	Goldman Sachs Small/Mid Cap Growth Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
Piper Jaffray
Names of Underwriting Syndicate Members:
Allen & Co. Incorporated; Goldman, Sachs and Co.;
Pacific Crest Securities, Inc.; Piper Jaffray & Co.
Name of Issuer:	Youku.com Inc.
Date of First Offering:	12/8/2010
Dollar Amount Purchased:	327,628.81
Number of Shares or Par Value of Bonds Purchased:
25,596
Price Per Unit:	12.80
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*

Name of Fund:	Goldman Sachs Small/Mid Cap Growth Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
J.P. Morgan Chase & Co.

Names of Underwriting Syndicate Members:
Barclays Capital; Goldman Sachs & Co.;
J.P. Morgan Chase & Co.; Morgan Stanley & Co. Inc.
Name of Issuer:	FleetCor Technologies Inc.
Date of First Offering:	12/14/2010
Dollar Amount Purchased:	2,124,993
Number of Shares or Par Value of Bonds Purchased:
92,391
Price Per Unit:	23.00
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*

Name of Fund:	Goldman Sachs Growth Opportunities Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
J.P. Morgan Chase & Co.
Names of Underwriting Syndicate Members:
Barclays Capital; Goldman Sachs & Co.;
J.P. Morgan Chase & Co.; Morgan Stanley & Co. Inc.
Name of Issuer:	FleetCor Technologies Inc.
Date of First Offering:	12/14/2010
Dollar Amount Purchased:	752,951
Number of Shares or Par Value of Bonds Purchased:
32,737
Price Per Unit:	23.00
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*

Name of Fund:	Goldman Sachs Small Cap Value Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
J.P. Morgan Chase & Co.
Names of Underwriting Syndicate Members:
Barclays Capital; Goldman Sachs & Co.;
J.P. Morgan Chase & Co.; Morgan Stanley & Co. Inc.
Name of Issuer:	FleetCor Technologies Inc.
Date of First Offering:	12/14/2010
Dollar Amount Purchased:	5,412,429
Number of Shares or Par Value of Bonds Purchased:
235,323
Price Per Unit:	23.00
Resolution Approved:
Approved at the February 10, 2011 Board meeting.*


*	Resolution adopted at the Meeting of the Board of Trustees
on February 10, 2011:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended December 31, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment
Company Act of 1940, as amended.